UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act Of 1934

Date of report (date of earliest event reported): March 25, 2003

MAGNITUDE INFORMATION SYSTEMS, INC.

(Exact name of registrant as specified in its charter)

Delaware

(State or other jurisdiction of incorporation)

33-20432 75-2228828

(Commission File Number) (IRS Employer Identification No.)

401 State Route 24, Chester, New Jersey 07930

(Address of principal executive offices) (Zip Code)

(908) 879-2722

(Registrant's telephone number)

INFORMATION TO BE INCLUDED IN THE REPORT

Item 5. Other Events.

On March 25, 2003, the Registrant issued the press release attached as Exhibit 99.1.

Item 7. Financial Statements and Exhibits

(c) Exhibits

99.1 Press Release

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

MAGNITUDE INFORMATION SYSTEMS, INC.

Dated: March 25, 2003 By: __/s/ Joerg H. Klaube___________

Joerg H. Klaube

Chief Financial Officer

EXHIBIT INDEX

Exhibit 99.1

PRESS RELEASE

United Space Alliance To Deploy Magnitude's Anti-Injury™ Solution

CHESTER, NEW JERSEY - March 25, 2003 -- Magnitude Information Systems, Inc. (Symbol: MAGY), the leading developer of Anti-Injury™ ergonomic software solutions for government agencies, Fortune 500 corporations and consumers, today announced that its patented Anti-Injury™ software suite, was selected by United Space Alliance (USA), for enterprise deployment to protect its knowledge workers and computer users.

Factors considered by USA in determining the selection of Magnitude's Anti-Injury™ solution were studies by Cornell University and the award bestowed by The National Safety Council to another aerospace industry leader, whose Anti-Injury™ implementation yielded 5 million injury free hours. Alan Hedge, professor of design and environmental analysis at Cornell and director of Cornell's Human Factors and Ergonomics Laboratory measured some 4 million keystrokes during nearly 6,200 hours of computer use by a variety of participants coached by Magnitude's software who used their computers almost 6 hours a day. "People can measurably improve their computer productivity and substantially reduce their risk of carpal tunnel and other repetitive stress injuries (RSI) if they simply work smarter with the help of a good coach", says Hedge.

"Safety is our top priority here at USA," said Jack Fitzgibbon of USA's Safety & Health organization. "Our commitment to safety extends to all aspects of our operations including providing our employees with tools to help prevent repetitive stress injuries."

"Public awareness of this issue (RSI) is just beginning to take hold. With ever increasing momentum, businesses are looking for RSI Anti-Injury™ solutions to protect their employees and their balance sheets," said Mark Chroscielewski, Magnitude's SVP Business Development. "Insurance and risk management is now widely viewed as a critical boardroom issue. Workers' compensation is a significant operating cost for every global enterprise. In today's difficult economy with nominal significant growth in the top line, significant reductions in the expense line can make the significant difference between success and failure.

"Steven D. Rudnik, Magnitude Founder, Chairman, and Chief Executive Officer added, "This is another defining moment for Magnitude. Much like Norton and the growth of the Anti-Virus Industry, Magnitude, the first mover, is leading the new global Anti-Injury Industry forward with proven solutions."

More About United Space Alliance

United Space Alliance LLC, established in 1995, is a space operations business offering products and services in space flight training, space hardware processing, launch and return operations and on-orbit operations. A limited liability company owned equally by Boeing and Lockheed Martin, USA serves as NASA's prime contractor for the Space Shuttle and provides operations services for the International Space Station. USA employs more than 10,000 people in Texas, Florida, Alabama, Washington, D.C., and Russia.

About Magnitude Information Systems, Inc.

Magnitude Information Systems, Inc. is the leading developer of RSI Management solutions for computer users. Magnitude's Anti-Injury™ software solution, Ergo-Enterprise, helps companies and government agencies realize measurable productivity gains, reduced workers' compensation and medical claims costs associated with people working at computers. Magnitude's Anti-Injury™ software products, Ergo Fun and Coach, for consumers help children and adults at home and school reduce common ergonomic risk factors associated with people working at computers. 30-day demo downloads are available. For more information, contact Magnitude at 888-786-7774 or visit <http://www.magnitude.com> .

This press release contains forward-looking statements that, if not verifiable historical fact, may be viewed as forward-looking statements that could predict future events or outcomes with respect to Magnitude Information Systems, Inc., and its business. The predictions embodied in these statements will involve risks and uncertainties and accordingly, Magnitude Information Systems' actual results may differ significantly from the results discussed or implied in such forward-looking